UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2010
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01               Other Events

On April 2, 2010, IPG Photonics Corporation (the “Company”) amended provisions of its Non-Employee Directors Stock Plan.  The Company plans to submit the amendment for stockholder approval at its 2010 Annual Meeting of Stockholders to be held June 8, 2010.  If approved by the stockholders, the amendment would increase the maximum number of shares of common stock that may be issued or transferred to any non-employee director participating in the Non-Employee Directors Stock Plan by 320,000 shares, from 166,666 shares to 486,666 shares.

The Company’s Non-Employee Directors Stock Plan was adopted by the Company’s Board of Directors in June 2006 and approved by the stockholders of the Company in October 2006. The Non-Employee Directors Stock Plan provides for both cash and equity compensation for non-employee directors of the Company.

The foregoing descriptions of the Non-Employee Directors Stock Plan and the amendment to it do not purport to be complete and are qualified in their entirety by reference to the Non-Employee Directors Stock Plan, as amended, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

10.1	Non-Employee Directors Stock Plan

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
April 6, 2010	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary

Exhibits

Exhibit
Number	Description

10.1	Non-Employee Directors Stock Plan